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                                                                   EXHIBIT 12.01

                     CRESCENT REAL ESTATE EQUITIES COMPANY

               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)



                                                   For the Year               For the Year          For the Year
                                                      Ended                       Ended                 Ended
                                                 December 31, 1998         December 31, 1997      December 31, 1996
                                                 -----------------         -----------------      -----------------

Pretax Income from Continuing Operations             183,210                    135,024               $ 47,951
Interest Expense                                     152,214                     86,441                 42,926
Amortization of Deferred Financing Costs               6,486                      3,499                  2,812
                                                     -------                    -------               --------
Earnings                                             341,910                    224,964               $ 93,689
                                                     =======                    =======               ========
Interest Expense                                     152,214                     86,441                 42,926
Capitalized Interest                                     575                      2,030                    946
Amortization of Deferred Financing Costs               6,486                      3,499                  2,812
                                                     -------                    -------               --------
Fixed Charges                                        159,275                     91,970               $ 46,684
                                                     =======                    =======               ========
Ratio of Earnings to Fixed Charges                      2.15                       2.45                   2.01
                                                     =======                    =======               ========